Exhibit 10.1
BUSINESS FINANCING MODIFICATION AGREEMENT
(First Amendment to Amended and Restated Business Financing Agreement)

This Business Financing Modification Agreement is entered into as of August 7, 2026, by and between MNTN, Inc., a Delaware corporation (“Borrower”), and Western Alliance Bank, an Arizona corporation (“Lender”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Business Financing Agreement, dated December 8, 2025, by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.    DESCRIPTION OF CHANGE IN TERMS.

A.    Modification(s) to Business Financing Agreement:

i.    Section 4.10. Section 4.10 of the Business Financing Agreement is amended by replacing the word “and” at the end of the first clause (vi) with a comma, renumbering the second clause (vi) to be clause (vii) and replacing the period at the end thereof with “, and”, and adding a new clause (viii) to the end thereof as follows:

(viii) on or prior to August 31, 2027, repurchase its publicly traded capital stock in an aggregate amount not to exceed One Hundred Million Dollars ($100,000,000) so long as (A) an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, and (B) the difference of (x) the aggregate amount of Borrower’s unrestricted cash on deposit with Lender minus (y) the outstanding amount of the Obligations, after giving effect to any such repurchase, is not less than Fifty Million Dollars ($50,000,000).

3.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.    PAYMENT OF AMENDMENT FEE AND DOCUMENTATION EXPENSES. On or about the date hereof,
Borrower shall pay Lender (a) an amendment fee in an amount equal to One Thousand Dollars ($1,000) (the “Amendment Fee”), plus (b) all of Lender’s costs and expenses incurred in connection with the negotiation and preparation of this Business Financing Modification Agreement (the “Documentation Expenses”).

5.    NO DEFENSES OF BORROWER/GENERAL RELEASE. In consideration for the agreements by Lender herein, Borrower fully, finally, and forever releases and discharges Lender, and Lender’s predecessors, successors, assigns, subsidiaries, affiliates, parent, directors, officers, employees, agents, and representatives (collectively, the “Released Parties”) from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown in respect of the loans, the Existing Documents, or the actions or omissions of the Released Parties in respect of the loans or the Existing Documents that arise from events occurring prior to the date of this Business Financing Modification Agreement. It is the intention of Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above. Borrower acknowledges and represents that it has been advised by independent legal counsel with respect to the agreements contained herein. Borrower acknowledges and agrees that it has been informed by its attorneys and advisors of, and is familiar with, and does hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that it may waive such rights and benefits. Civil Code, Section 1542 provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her would have materially affected his or her settlement with the debtor or released party.”

The provisions, waivers and releases set forth in this section are binding upon Borrower and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of the Released Parties and their respective assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

Borrower acknowledges and agrees that: (i) it understands and has carefully read all of the terms of this Business Financing Modification Agreement; (ii) it has executed this Business Financing Modification Agreement freely and voluntarily after having an opportunity to consult with its independent legal counsel; (iii) the waivers and releases contained herein are knowingly and voluntarily agreed to by Borrower; (iv) the waivers and releases contained herein have been agreed to with full knowledge of their significance and consequences, including full knowledge of the specific nature of any rights or defenses that Borrower has agreed to waive or release pursuant to this Business Financing Modification Agreement; (v) Borrower has had a full and adequate opportunity to negotiate the terms contained in this Business Financing Modification Agreement; (vi) Borrower has received copies of and reviewed the terms of all of the related documents, including this Business Financing Modification Agreement; (vii) the waivers and releases contained in this Business Financing Modification Agreement are material inducements to Lender’s execution of this Business Financing Modification Agreement; (viii) Borrower has not relied upon any representation of any kind made by the Released Parties in providing the foregoing general release; and (ix) Lender has relied on such waivers and releases in entering into this Business Financing Modification Agreement and will continue to rely on such waivers and releases in any related future dealings with Borrower.

Borrower further represents and warrants that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and that Borrower agrees to indemnify, protect, defend and hold the Released Parties harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

6.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Borrower represents and warrants that the representations and warranties contained in the Business Financing Agreement are true and correct as of the date of this Business Financing Modification Agreement, and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Obligations pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to agree to any future modifications to the Obligations. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent business financing modification agreements.

7.    CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon payment of the Amendment Fee and the Documentation Expenses.

8.    NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.    ELECTRONIC EXECUTION OF DOCUMENTS. Each party hereto may execute this Business Financing Modification Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

10.    COUNTERPARTS. This Business Financing Modification Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Business Financing Modification Agreement.

[Signature page follows.]

11.    COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:		LENDER:

MNTN, INC., a Delaware corporation		WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Patrick Pohlen	By:	/s/ Victor Le
Name:	Patrick Pohlen	Name:	Victor Le
Title:	Chief Financial Officer	Title:	Senior Managing Director

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